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                                                                   EXHIBIT 23.2


Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-27489 and 33-60677) pertaining to the Exxon Mobil Corporation Shareholder Investment Program; Form S-3 (No. 33-48919) pertaining to Guaranteed Debt Securities and Warrants to Purchase Guaranteed Debt Securities of Exxon Capital Corporation; Form S-3 (No. 33-8922) pertaining to Guaranteed Debt Securities of SeaRiver Maritime Financial Holdings, Inc. (formerly Exxon Shipping Company); Form S-8 (Nos. 333-38917 and 33-51107) pertaining to the 1993 Incentive Program of Exxon Mobil Corporation and the 1988 Long Term Incentive Plan of Exxon Mobil Corporation; and Form S-8 (No. 333-72955) pertaining to the ExxonMobil Savings Plan; and Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4 (No. 333-75659) pertaining to the 1993 Incentive Program of Exxon Mobil Corporation; and in the related Prospectuses of our report dated February 26, 1999, with respect to the consolidated financial statements and schedule of Mobil Corporation included in this Annual Report on Form 10-K of Exxon Mobil Corporation.

                                          /s/ Ernst & Young LLP

McLean, Virginia
March 28, 2001

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